Exhibit 10.15

October 28, 2008

Mark Burton

Dear Mark:

On behalf of the management team and the Board of Directors (the “Board”) of Mule Source, Inc. (the “Company”), I am extremely pleased to invite you to join the Company’s Board as an independent director. Should you decide to join the Board, your relationship with the Company will be governed by the terms and conditions of this letter.

As compensation for your services to the Company, the Company will, subject to the approval of the Board, grant you a nonstatutory stock option entitling you to purchase 109,775 (0.75% of 14,636,189 diluted shares) shares of common stock of the Company (the “Option”). The exercise price per share will be equal to the fair market value of the Company’s common stock on the date of grant, as determined by the Board. The Option shall vest and become exercisable as to 25% of the shares subject to the Option on the first anniversary of your vesting commencement date and as to 1/48th of the shares each month thereafter, subject to your continued service on such dates, such that all shares subject to the Option shall be fully vested after 4 years. Notwithstanding the foregoing, in the event of a change of control (to be defined in the Option Agreement) of the Company, 100% of the shares subject to your option shall automatically vest and become immediately exercisable. The Option shall be subject to the terms and conditions of the Company’s Stock Plan (the “Plan”) and a stock option agreement (the “Option Agreement”) to be executed by you and the Company, both of which are incorporated herein by reference. No right to any stock is earned or accrued until such time that vesting occurs, nor will the grant confer any right to continued vesting or to remain on the Board.

The Board typically meets once a month in the Silicon Valley area. I have enclosed the most recent meeting schedule for your review, and should you decide to join the Board, we will confirm whether our tentative meeting dates are compatible with your schedule. It is our hope that you will be able to attend our Board meetings in person.

Should you decide to join the Board, the Company will provide you with its standard form of indemnification agreement entered into with each of its directors and officers (the “Indemnification Agreement”) and, you will be covered under the Company’s D&O insurance policy to the same extent as the other members of the Board. In addition, the Company will reimburse you for reasonable and customary expenses, if any, that you incur in connection with your service as a Board member; provided that in an effort to carefully manage our budget, the Company requests that any Board member expense in excess of $1,000 be preapproved by the Board.

This letter, together with the Plan, the Option Agreement and the Indemnification Agreement represents the entire agreement and understanding between you and the Company concerning your service relationship with the Company, and supersedes in its entirety any and all prior agreements and understandings concerning your service relationship with the Company, whether written or oral.

The terms of this letter may only be amended, canceled or discharged in writing signed by you and the Company. This letter will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this letter will continue in full force and effect without such provision.

You acknowledge that you have had the opportunity to discuss this matter with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this letter, and are knowingly and voluntarily entering into this letter. You further acknowledge that this offer and the terms and conditions contained herein are in all respects subject to approval by the Board.

Your effective date to join the Board will be January 1, 2009.

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[Signature pages follow]

To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below and return it to me, facsimile number (510) 225-3913 as promptly as practicable. A duplicate original is enclosed for your records. We look forward to you joining our Board.

MULESOURCE, INC.

By:	/s/ Jim Emerich
Name:	Jim Emerich
Title:	Chief Financial Officer

Date:	October 28, 2008

Accepted and agreed:

Mark Burton

/s/ Mark Burton
Signature

Date: